Exhibit 10.34

AMENDMENT NUMBER ONE TO THE
TRANSITIONAL MANUFACTURING AND SUPPLY AGREEMENT

THIS AMENDMENT NUMBER ONE to the Transitional Manufacturing and Supply Agreement (the "Amendment") is made and entered into as of the 25th day of June, 2013, by and between GlaxoSmithKline Consume1· Healthcare L.P., a Delaware limited liability company ("GSK"), and Medtech Products Inc., a Delaware corporation ("Buyer").
WHEREAS, the Buyer and GSK have previously entered into and executed that Transitional Manufacturing and Supply Agreement, dated January 31, 2012 (the "Agreement");

WHEREAS, Buyer and GSK desire to amend the Agreement upon the terms and conditions noted below.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The definition of "End Date" is hereby deleted in its entirety and replaced as follows:

"End Date" means:

(i)	In respect of the Products supplied from the Memphis Manufacturing Site, the date four (4) years after the Effective Date: and

(ii)    In respect of the Products specified, which are supplied from the Aike    Manufacturing site, such specified Products being Tagamet®, Ecotrin®
and Beano®, the date six (6) years after the Effective Date.

2.	A new Section 5.3 shall be added as follows and the remaining sections renumbered accordingly:

Notwithstanding Sections 5.1 and 5.2, Buyer shall not unilaterally adjust the Forecast Schedule by more than plus or minus 20% in the aggregate in any one consecutive three (3) calendar month period, including any consecutive three calendar (3) month period for which a Firm Order(s) already exist. In the event Buyer believes it is necessary to make such an adjustment to the Forecast Schedule, the parties shall meet to discuss the rationale for the proposed adjustment and GSK's ability to accommodate such proposed adjustment. For clarification, any adjustment to the Forecast Schedule by more than an

Exhibit 10.34

aggregate of plus or minus 20% for any 3 consecutive calendar months of such Forecast Schedule shall only be made upon mutual consent of the pai1ies, which shall not be unreasonably withheld.

3.	Schedule I is hereby deleted in it entirety and replaced with the new Schedule 1 attached hereto as Exhibit A.

4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

5.	Except as provided herein, all other terms, conditions and provision s of the Agreement shall remain in full force and effect.

6.
This Amendment and the Agreement, including all documents referred to herein and attached hereto, constitutes the entire agreement of the parties on the subject matter hereof and supersedes all prior representations, understandings and agreements between the parties with respect to such subject matter. The documents referred to herein and attached hereto shall be read together with this Amendment and the Agreement to determine the parties' intent. In the event of a conflict between or among such documents, the documents shall govern in this order: (1) this Amendment, (2) the Agreement, (3) the applicable Statement of Work, if any, and (4) a Change Order, if any, related to the applicable Statement of Work, if any.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized corporate officers or representatives as of the date first above written.

Medtech Products Inc.	GlaxoSmithKline Consumer
Healthcare, L.P.

By: /s/ Ronald M. Lombardi                By: /s/ Joseph M. Kucharski

Name: Ronald M. Lombardi                Name: Joseph M. Kucharski

Title: Chief Financial Officer                Title: Business Development Mgr

Date: July 9, 2013                    Date: 25 June 2013